Exhibit 99.1

Co-Diagnostics, Inc. Reports Third Quarter 2024 Financial Results

SALT LAKE CITY, November 7, 2024— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the quarter ended September 30, 2024.

Third Quarter 2024 Financial Results:

●	Revenue of $0.6 million, which declined from $2.5 million during the prior year primarily due to timing of grant revenue recognition. Grant revenue totaled $0.4 million while product revenue totaled $0.2 million
●	Operating expenses of $10.6 million decreased by 5.0% from the prior year due to higher expenses in 2023 related to platform development and regulatory submission preparation
●	Operating loss of $10.2 million compared to operating loss of $8.9 million in 2023
●	Net loss of $9.7 million, compared to net loss of $6.0 million in the prior year, representing a loss of $0.32 per fully diluted share, compared to a loss of $0.20 per fully diluted share in the prior year
●	Adjusted EBITDA loss of $8.8 million
●	Cash, cash equivalents, and marketable securities of $37.7 million as of September 30, 2024

Third Quarter and Recent 2024 Business Highlights:

●	Completed in silico analysis of the Co-Dx™ Logix Smart® Mpox 2-Gene RUO test to evaluate sensitivity for clade 1b mpox, which showed that the test should retain full reactivity against newer strains
●	Announced expansion of vector control business line to customers across 15 states
●	Attended and participated in ADLM 2024 in Chicago to discuss the role of the Co-Dx PCR Pro™ Platform* in closing the global diagnostics gap for many indications, including tuberculosis (TB)
●	Presented and hosted a booth at the 16th Next Generation Dx Summit in Washington, D.C., to discuss the future of accessible diagnostics on the Co-Dx PCR Pro Platform*
●	Oligonucleotide (Co-Primers) manufacturing facility in India preparing for inauguration in early December 2024

“We are excited by the progress that Co-Diagnostics has made on the development of our pipeline this year,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “We have maintained an active dialogue with the FDA throughout their substantive review of our 510(k) application, and continue to advance all tests in our pipeline towards completion, regulatory submission and commercialization. At Co-Diagnostics, we firmly believe that our COVID-19, tuberculosis, multiplex respiratory, and HPV multiplex tests on the Co-Dx PCR platform have the potential to increase access to state-of-the-art PCR diagnostics and to improve the quality of health care around the world. Our team has been working hard to make our mission a reality, and I am excited to continue to drive our test developments forward throughout the remainder of the year and into next.”

“Co-Diagnostics has made significant progress on our tests, and look forward to providing you with regulatory and commercialization updates as they develop,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale. The Co-Dx PCR Pro instrument and Co-Dx COVID-19 Test are currently under review by the FDA.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, realized gains on investments, stock-based compensation, change in fair value of contingent consideration, gain or loss on disposition of assets, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding our advancement of all tests in our pipeline towards completion, regulatory submission and commercialization and our belief that our COVID-19, tuberculosis, multiplex respiratory, and HPV multiplex tests on the Co-Dx PCR platform have the potential to increase access to state-of-the-art PCR diagnostics and to improve the quality of health care around the world. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$10,797,630	$14,916,878
Marketable investment securities	26,864,571	43,631,510
Accounts receivable, net	178,243	303,926
Inventory, net	1,266,016	1,664,725
Income taxes receivable	-	26,955
Prepaid expenses and other current assets	996,698	1,597,114
Total current assets	40,103,158	62,141,108
Property and equipment, net	2,984,112	3,035,729
Operating lease right-of-use asset	2,332,877	2,966,774
Intangible assets, net	26,176,667	26,403,667
Investment in joint venture	784,357	773,382
Total assets	$72,381,171	$95,320,660
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,176,426	$1,482,109
Accrued expenses	1,826,297	2,172,959
Operating lease liability, current	896,745	838,387
Contingent consideration liabilities, current	838,032	891,666
Deferred revenue	60,477	362,449
Total current liabilities	5,797,977	5,747,570
Long-term liabilities
Income taxes payable	719,628	659,186
Operating lease liability	1,472,100	2,152,180
Contingent consideration liabilities	607,526	748,109
Total long-term liabilities	2,799,254	3,559,475
Total liabilities	8,597,231	9,307,045
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 36,778,430 shares issued and 31,929,752 shares outstanding as of September 30, 2024 and 36,108,346 shares issued and 31,259,668 shares outstanding as of December 31, 2023	36,778	36,108
Treasury stock, at cost; 4,848,678 shares held as of September 30, 2024 and December 31, 2023, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	100,924,241	96,808,436
Accumulated other comprehensive income	408,366	146,700
Accumulated earnings (deficit)	(22,009,650)	4,598,166
Total stockholders’ equity	63,783,940	86,013,615
Total liabilities and stockholders’ equity	$72,381,171	$95,320,660

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30,
	2024	2023
Product revenue	$206,876	$136,533
Grant revenue	434,265	2,320,565
Total revenue	641,141	2,457,098
Cost of revenue	297,403	255,772
Gross profit	343,738	2,201,326
Operating expenses
Sales and marketing	1,059,745	1,904,395
General and administrative	4,287,380	3,147,753
Research and development	4,880,315	5,788,789
Depreciation and amortization	351,235	296,340
Total operating expenses	10,578,675	11,137,277
Loss from operations	(10,234,937)	(8,935,951)
Other income, net
Interest income	263,335	322,877
Realized gain on investments	293,067	425,446
Gain on disposition of assets	3,513	(2,578)
Gain (loss) on remeasurement of acquisition contingencies	(11,927)	140,296
Gain (loss) on equity method investment in joint venture	12,683	(45,865)
Total other income, net	560,671	840,176
Loss before income taxes	(9,674,266)	(8,095,775)
Income tax provision (benefit)	22,189	(2,113,581)
Net loss	$(9,696,455)	$(5,982,194)
Other comprehensive loss
Change in net unrealized gains on marketable securities, net of tax	37,158	33,522
Total other comprehensive income	$37,158	$33,522
Comprehensive loss	$(9,659,297)	$(5,948,672)

Loss per common share:
Basic and Diluted	$(0.32)	$(0.20)
Weighted average shares outstanding:
Basic and Diluted	30,494,206	29,361,300

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net loss to adjusted EBITDA:

	Three Months Ended September 30,
	2024	2023
Net loss	$(9,696,455)	$(5,982,194)
Interest income	(263,335)	(322,877)
Realized gain on investments	(293,067)	(425,446)
Depreciation and amortization	351,235	296,340
Gain on disposition of assets	(3,513)	2,578
Stock-based compensation expense	1,045,583	2,172,165
Income tax provision (benefit)	22,189	(2,113,581)
Change in fair value of contingent consideration	11,927	(140,296)
Adjusted EBITDA	$(8,825,436)	$(6,513,311)